Exhibit 99.1

PARABELLUM ACQUISITION CORP.

BALANCE SHEET

	October 1, 2021	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$2,333,553	$(187,500)	$2,146,053
Prepaid expenses and other current assets	646,858	—	646,858
Total current assets	2,980,411	(187,500)	2,792,911
Cash held in trust account	126,250,000	18,937,500	145,187,500
Total Assets	$129,230,411	$18,750,000	$147,980,411
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$705,488	$—	$705,488
Accrued offering costs	320,000	—	320,000
Total Current Liabilities	1,025,488	—	1,025,488
Warrant liability	10,749,950	1,227,470	11,977,420
Deferred underwriting fee payable	4,375,000	656,250	5,031,250
TOTAL LIABILITIES	16,150,438	1,883,720	18,034,158
Commitments
Class A common stock subject to possible redemption, 12,500,000 and 14,375,000 shares at redemption value	126,250,000	18,937,500	145,187,500
Stockholders’ Deficit
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding (excluding 12,500,000 and 14,375,000 shares subject to possible redemption)	—	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 shares issued and outstanding	359	—	359
Additional paid-in capital	—	—	—
Accumulated deficit	(13,170,386)	(2,071,220)	(15,241,606)
Total Stockholders’ Deficit	(13,170,027)	(2,071,220)	(15,241,247)
Total Liabilities and StockholderS’ Deficit	$129,230,411	$18,750,000	$147,980,411